UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 14, 2026

NETSTREIT Corp.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-39443	84-3356606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2021 McKinney Avenue Suite 1150 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)
972-200-7100
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NTST	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 14, 2026, NETSTREIT Corp. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting:

	Shares	Shares		Broker
	Voted For	Voted Against	Abstentions	Non-Votes
Election of directors
Mark Manheimer	78,780,528	198,739	12,057	6,568,878
Lori Wittman	78,769,965	209,384	11,975	6,568,878
Michael Christodolou	78,779,523	199,825	11,976	6,568,878
Heidi Everett	78,151,462	247,935	591,927	6,568,878
Todd Minnis	78,152,693	826,654	11,977	6,568,878
Matthew Troxell	78,229,188	750,159	11,977	6,568,878
Robin Zeigler	76,909,930	2,069,418	11,976	6,568,878

	Shares	Shares
	Voted For	Voted Against	Abstentions
Ratification of appointment of independent registered public accounting firm	85,299,307	248,896	11,999

	Shares	Shares		Broker
	Voted For	Voted Against	Abstentions	Non-Votes
Approval, on an advisory basis, of named executive officer compensation	76,538,376	2,430,498	22,450	6,568,878

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSTREIT Corp.

/s/ DANIEL DONLAN
Daniel Donlan
Chief Financial Officer and Treasurer
Date:	May 15, 2026	(Principal Financial Officer)